Code Green Apparel Corp. 8-K

EXHIBIT 16.1

August 22, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

Code Green Apparel Corp. (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated August 22, 2016.  We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ K. Brice Toussaint

K. Brice Toussaint